Exhibit 10.14

Board Compensation

All non-employee directors will receive a $40,000 annual retainer.  Each member of the Audit Committee, other than the Chairperson, will receive a $10,000 annual retainer.  Each member of the Compensation Committee, other than the Chairperson, will receive a $6,000 annual retainer. Each member of the Corporate Governance and Nominating Committee, other than the Chairperson, will receive a $4,000 annual retainer.  In addition to the annual Board retainer, the Chairperson of the Board will receive a $40,000 annual retainer. In lieu of the annual Audit Committee retainer, the Chairperson of the Audit Committee will receive a $20,000 annual retainer; in lieu of the annual Compensation Committee retainer, the Chairperson of the Compensation Committee will receive a $12,000 annual retainer; and in lieu of the Corporate Governance and Nominating Committee retainer, the Chairperson of the Corporate Governance and Nominating Committee will receive an $8,000 annual retainer.  Non-employee directors do not receive any additional compensation for actions by unanimous written consent of the Board or any of the committees.